CLX ENERGY, INC.

43180 Business Park Dr., Suite 202, Temecula CA 92590 909.587.9100 PH. 909.587.8866 FAC.

SECURITIES PURCHASE AND SALE AGREEMENT

This Securities Purchase and Sale Agreement ("Agreement") is entered into this 3rd day of June 2004 by and between CLX Energy, Inc., a Colorado company ("the Company"), and the persons or entities executing this agreement as buyers (collectively the "Buyers").

WHEREAS the Company is a fully reporting OTC BB traded public company which owns certain oil and gas production assets including leases and operating equipment, in addition to other business assets including accounts receivable, furniture, office equipment, supplies and cash (collectively the "Assets"), and is indebted to several parties for various bank lines, trade and other liabilities (the "Liabilities"), and

WHEREAS the Buyers collectively own or control a total of 1,592,840 shares of common stock of the Company, representing a total of 60.5% of the total outstanding common stock, and

WHEREAS the Company desires to sell, and the Buyers desire to purchase the Assets in their entirety, and

WHEREAS the New Management (as defined in Section 2.7 below) has represented and warranted to the Buyers that they have significant experience in being able to carry out this Transaction (as defined in Article I below) and managing public companies subject to the Investment Company Act.

NOW THEREFORE, the Company and the Buyer herein agree as follows:

ARTICLE 1
THE TRANSACTION

1.1 The Company shall establish a new Colorado limited liability company, referred to hereinafter as "Newco", into which it shall transfer all of the business and operating Assets of the Company together with all of the Liabilities of the Company in exchange for all membership interests.

1.2 Both the Assets and Liabilities to be transferred to Newco are listed in Exhibit A, attached hereto.

1.3 The Company shall sell 100% of the Newco membership interests to the Buyers in exchange for 1,433,556 shares of the Company's common stock, which shall be returned to the Company's authorized but unissued stock.

1.4 The Company shall thereafter declare a new business plan of filing to become an Investment Company subject to the Investment Company Act of 1940 (the "Investment Company Act") and raise up to $5 million for that purpose. The actions described in this Article 1 shall hereinafter be called the "Transaction."

ARTICLE 2
TERMS AND CONDITIONS OF CLOSING

2.1 The Company shall obtain a fairness opinion covering the Transactions prior to the Closing (as defined below in Section 3.1) of the Transaction.

2.2 If required, the Company shall file a Proxy statement seeking shareholder approval of the sale and shall obtain such approval prior to the Closing of the sale and transfer of ownership to Buyers.

2.3 At Closing, Buyers shall provide evidence of ownership of the Company's common stock as hereinabove described and shall have all documents prepared to effect the transfer of such shares to the Company.

2.4 Upon the close of the sale of the membership interests to Buyers, the Company intends to file to become an investment company under the Investment Company Act. In accordance therewith, the Company intends to issue up to $5 million USD in common stock in the coming twelve months through a combination of the sale of common stock and stock-for-stock transactions, for the purpose of making strategic investments into one or more operating companies. The Company warrants that, owing to the present illiquid nature of the common stock, and the infinite combination of investments which could be contemplated and executed in the coming years, it is difficult to estimate the total amount of dilution to the present common stock shareholders which may be experienced. Further, the Company warrants that it will use their best efforts to i) create both short and long-term liquidity in the common stock, ii) enhance shareholder value through investment solely in companies where the investment is below book value, iii) provide an opportunity through enhanced liquidity, public relations, and other programs, for existing common stock shareholders to liquidate their positions at or reasonably near the current stock price. New management of the company acknowledges their fiduciary responsibility to the shareholders and warrants that they will endeavor to uphold that responsibility.

2.5 The Company shall not be obligated to make, and shall be prohibited from making, any investment into Newco after transferring all of the current operating business, Assets and Liabilities into Newco.

2.6 The Company shall provide evidence of a financing commitment up to $5 million USD, including an initial bridge loan for up to $250,0000, for the benefit of the Company and shall have such funding commitment available for inspection by the Buyers.

2.7 Upon execution of this Agreement, the Company with the assistance of the Buyers shall effect a change in the management and board of directors of the Company such that only Ed Henderson shall remain as a director of the Company (the "New Management"). Mr. Henderson shall be appointed the president of Newco. Mr. Henderson will resign all posts with the Company on or after the Closing.

2.8 Buyers shall present evidence at closing that all Liabilities have been transferred to Newco and shall indemnify the Company against any liability for such obligations and shall use their best efforts to have all credit facilities assigned from the Company into the name of Newco without recourse to the Company.

2.9 The Company shall present evidence at Closing that both Board of Directors and Shareholder approval of the sale have been obtained.

ARTICLE 3
MISCELLANEOUS

3.1 CLOSING. "Closing" shall occur within 15 days of the receipt of shareholder's approval at a shareholder meeting held to approve the sale as described in Section 2.2. above and/or the satisfaction or waiver of all other conditions established in Article 2 above.

3.2 ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits and Schedules hereto) constitute the entire Agreement, and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

3.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same Agreement.

3.4 MODIFICATION OR AMENDMENT. Subject to the provisions of applicable Law, at any time prior to the Closing, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

3.5 SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision so long as the economics or legal substance of the Transactions contemplated hereby are not affected in any manner adverse in any material respect to any party, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

3.6 EXPENSES. Except as set forth herein, each party to this Agreement shall be responsible for all of their own fees and expenses related to this Transaction. The Company and the new management of the Company shall pay for all expenses related to the fairness opinion described in Section 2.1 of this Agreement and all attorneys, accounting and other fees associated with the filing of the proxy required for shareholder approval of the Transaction. The Buyers shall be responsible for the payment of all of the fees and expenses of their attorneys and for the expenses of filing Articles of Organization and the organization of Newco.

3.7 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after the approvals by stockholders of the Company and Buyers, by mutual written consent of the Company and Buyers by action of their respective Boards of Directors.

3.8 ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other.

3.9 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof. Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

IF TO THE COMPANY

CLX Energy, Inc.
43180 Business Park Dr., Suite 202
Temecula, CA 92590
Attn: Shane Traveller
Fax: (909)587-9100

IF TO BUYERS

Ed Henderson
518 17th Street, Suite 745
Denver, CO 80202
Fax: (303)825-7082

With a copy to:

Roger V. Davidson
Ballard Spahr Andrews & Ingersoll, LLP
1225 17th Street, Suite 2300
Denver, CO 80202-5596
Fax: (303)382-4607

3.10 JURISDICTION AND VENUE. This Agreement shall be interpreted pursuant to the laws of the state of Colorado and any dispute relating to the Transactions contemplated herein shall be brought in the state or federal courts in the City and County of Denver, Colorado. If the parties shall agree to alternative dispute resolution, such action shall be located in the City and County of Denver, Colorado.

3.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement. Facsimile signatures shall be considered original, legal and binding signatures.

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    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CLX ENERGY, INC.

By: /s/ Shane Traveller
Shane H. Traveller, Chief Executive Officer

BUYERS

By: /s/ EJ Henderson	By: /s/ James Burkhart
EJ Henderson	James Burkhart

By: /s/ Gee Family Trust	By: /s/ Stephen Houghton
Gee Family Trust	Stephen Houghton

By: /s/ Mike Burkhart	By: /s/ D.M. Finsthwait
Mike Burkhart	D.M. Finsthwait

By: /s/ B.J. Reid	By: /s/ Keith Burkhart
B.J. Reid	Keith Burkhart

By: /s/ Steve Williams	By: /s/ BKM Family Trust
Steve Williams	BKM Family Trust

By: /s/ C&C Wooton
C&C Wooton